UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/18/2010

MVB FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50567

WV	200034461
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

301 Virginia Avenue, Fairmont, WV 26554-2777
(Address of principal executive offices, including zip code)

304-363-4800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

The MVB Financial Corp Annual Shareholders Meeting was held Tuesday, May 18, 2010 at 5:30 pm at 301 Virginia Avenue - Fairmont, WV.

The Proxy Committee certified that 72.33%, or 1,158,711 shares, of the 1,601,935 outstanding shares of MVB Financial Corp were represented in person or by proxy and that, in accordance with the Bylaws, a quorum was present.

The results of the proxy voting are as follows:

Proposal 1: "Election of Directors"

87% of the votes cast for proposal No. 1 voted in FAVOR of the Directors nominated.

The following votes were cast for the Director Nominees:

                              FOR                AGAINST          ABSTAIN

James R. Martin          1,014,583 (87.56%)    4,226 (.36%)    139,902 (12.07%)
J. Christopher Pallotta 1,017,708 (87.83%)    1,101 (.10%)    139,902 (12.07%)
Wayne H. Stanley         1,017,708 (87.83%)    1,101 (.10%)    139,902 (12.07%)
Richard L. Toothman      1,017,708 (87.83%)    1,101 (.10%)    139,902 (12.07%)
Samuel J. Warash         1,017,360 (87.80%)    1,449 (.13%)    139,902 (12.07%)

Proposal 2: "A proposal to approve the appointment by the Audit Committee of S.R. Snodgrass, AC as Independent Certified Public Accountants for the year 2010."

99.70% of the votes cast for Proposal No. 2 voted in FAVOR of the Proposal.

                            FOR                  AGAINST          ABSTAIN

S.R. Snodgrass, A.C.    1,155,286 (99.70%)      392 (.04%)       3,033 (.26%)

There was no further business, so the meeting was adjourned.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MVB FINANCIAL CORP

Date: May 19, 2010	By:	/s/ Lisa J. Wanstreet
Lisa J. Wanstreet
Corporate Secretary